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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 JUNE 21, 1996
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               (Date of Report--Date of Earliest Event Reported)


                                 USTRAILS INC.
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              (Exact Name of Registrant as Specified in Charter)


            NEVADA                     0-19743                   75-2138671
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(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)             File Number)             Identification No.)

               2711 LBJ FREEWAY, SUITE 200, DALLAS, TEXAS  75234
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                   (Address of Principal Executive Offices)


                                (214) 243-2228
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             (Registrant's Telephone Number, Including Area Code)


                                 INAPPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)


                            EXHIBIT INDEX ON PAGE 5.
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          ITEM 5.  OTHER EVENTS

     On June 21, 1996, USTrails Inc. (the "Company") announced that it has modified the terms of its proposed restructuring of its outstanding Secured Notes. The Company is increasing its offer to purchase for cash up to $20.1 million aggregate principal amount of Secured Notes to $780 per $1,000 of principal amount, plus accrued interest of $60, from $740 per $1,000 of principal amount. The Company also is extending the tender offer to expire at 12:00 midnight, Friday July 5, 1996, unless further extended. The tender offer was previously scheduled to expire at 12:00 midnight, Tuesday, July 2, 1996.

     Additionally, the Company will now pay a solicitation fee of $15 per $1,000 in principal amount of Secured Notes to any broker or dealer in securities which is a member of any national securities exchange or of the NASD, foreign brokers or dealers which agree to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States or any bank or trust company for soliciting and obtaining the tender of Secured Notes accepted in the tender offer.

     The Company has also modified the terms of its proposed private offer to certain holders of the Secured Notes to exchange their Secured Notes for a combination of cash and newly issued debt and equity securities. As approved by the Company's Board of Directors, assuming the minimum required exchange of $81.3 million principal amount of Secured Notes, holders participating in the exchange offer will receive pursuant to the modified terms of the exchange offer in the aggregate $32.5 million in cash, $40 million in principal amount of newly issued 12% Senior Subordinated Pay-In-Kind Notes due 2003 and 3,658,500 shares of the Company's common stock, $.01 par value per share, representing approximately 50% of the outstanding Common Stock after giving effect to the restructuring. In addition, accrued interest of $60 through July 15, 1996 per $1,000 of principal amount will be paid in cash. The aggregate exchange consideration will be exchanged in a ratio of $400 in cash, $492 in principal amount of Senior Subordinated PIK Notes and 45 shares of the Company's Common Stock for each $1,000 in principal amount of Secured Notes.

     As a condition to the exchange offer, each exchanging noteholder will be required to agree not to tender the Secured Notes held by it pursuant to the tender offer but only to exchange the Secured Notes held by it pursuant to the exchange offer. The Company has contacted all holders of Secured Notes that may be involved in the exchange offer. The offering of these securities will not be registered under the Securities Act of 1933, as amended and the securities may not be reoffered or sold absent registration or an applicable exemption from the registration requirements of the Act.

     The exchange offer and the tender offer are conditioned upon, among other things, holders of at least $81.3 million principal amount of Secured Notes agreeing to exchange their Secured Notes in the exchange offer, holders of at least $13 million principal amount of Secured Notes agreeing to sell their Secured Notes pursuant to the tender offer, and the Company's receipt of $40 million of new senior secured financing on terms acceptable to it. Secured Notes aggregating $25,000 in principal amount have been tendered pursuant to the tender offer as of 5:00 p.m. on June 20, 1996. Holders of approximately $64.8 million (approximately 64%) of the Secured Notes have informed the Company that they endorse or intend to exchange their Secured Notes in the modified Exchange Offer. However, pending the release of the announcement attached as

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Exhibit 99.1 hereto, certain potential exchanging noteholders have not been informed of the modified terms of the Exchange Offer. Consummation of the restructuring will require the combined participation of holders of not less than $94.4 million (approximately 92.9%) in aggregate principal amount of the Secured Notes in the Tender Offer and the Exchange Offer. The Company is engaged in discussions with several financial institutions with respect to the senior secured financing but has not yet received a commitment for such financing.


          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                   EXHIBITS

NO.                               DESCRIPTION
- ---                               -----------

99.1  Press Release, dated June 21, 1996.

99.2  Supplement to the Offer to Purchase, dated June 21, 1996.


                          [SIGNATURE ON THE NEXT PAGE]

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 25, 1996

                                 USTRAILS INC.

                              By:/s/ Walter B. Jaccard
                                 ---------------------
                                 Walter B. Jaccard
                                 Vice President

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                                 EXHIBIT INDEX
                                                                   PAGE
NO.                               DESCRIPTION                      NO.
- ---                               -----------                      ----

99.1    Press Release, dated June 21, 1996.......................     6
99.2    Supplement to the Offer to Purchase, dated June 21, 1996.     8

_____________________

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